UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 18, 2018

VOYA FINANCIAL, INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-35897	52-1222820
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

230 Park Avenue New York, New York		10169
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (212) 309-8200

N/A

(Former Name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01.	Other Events.

On January 18, 2018, Voya Financial, Inc. (“Voya” or the “Company”) issued a press release announcing that it had priced an offering, through a private placement (the “Offering”), of $350 million aggregate principal amount of 4.7% Fixed-to-Floating Rate Junior Subordinated Notes due 2048 (the “Notes”). The Notes will be guaranteed on an unsecured, junior subordinated basis by Voya Holdings Inc. (“Voya Holdings”), a wholly-owned subsidiary of Voya. The Notes are being offered at a price equal to 100% of their face value. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated into this Item 8.01 by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press release dated January 18, 2018 announcing the pricing of the Offering.

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release dated January 18, 2018 announcing the pricing of the Offering.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VOYA FINANCIAL, INC.

Date: January 18, 2018	By:	/s/ TREVOR OGLE
Name: Trevor Ogle
Title: Senior Vice President and Deputy General Counsel